UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

COGENTIX MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5420 Feltl Road Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 426-6140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement

On April 2, 2015, Cogentix Medical, Inc. (the “Company”) entered into a definitive lease agreement (the “Lease”), with Glenborough Flanders Park, LLC, a Delaware limited liability company (the “Landlord”), for new premises consisting of approximately 24,400 square feet at 135 Flanders Road, Westborough, MA 01581. The Company will relocate its current EndoSheath manufacturing facilities in Natick, Massachusetts, upon the expiration of its current lease for the facilities, to the new premises in Westborough pursuant to the Lease.

The term of the Lease is for 126 months. The first six months of the Lease are rent free. Thereafter, the monthly rents under the Lease range from $7,500 to $15,250. The term of the Lease officially commences on the earlier of the date upon which the Company occupies any portion of the premises for the conduct of its business, or August 1, 2015. The Company will renovate the premises, and expects the renovation to take approximately four to six months. The Landlord will reimburse the Company for up to $610,000 of expenses related to the renovation.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease. A copy of the Lease is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference..

Item 9.01                          Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
10.1	Lease Agreement dated April 2, 2015 between Cogentix Medical, Inc. and Glenborough Flanders Park, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2015	COGENTIX MEDICAL, INC.

	By:	/s/ Brett Reynolds
	Name:	Brett Reynolds
	Title:	Senior Vice President, Chief Financial Officer
and Corporate Secretary

COGENTIX MEDICAL, INC.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Lease Agreement dated April 2, 2015 between Cogentix Medical, Inc. and Glenborough Flanders Park, LLC	Filed herewith